UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
January 8, 2007 (January 1, 2007)
America Service Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23340	51-0332317

(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification Number)
of incorporation)

105 Westpark Drive, Suite 200, Brentwood, Tennessee		37027

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (615) 373-3100
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Signatures

Item 1.01. Entry into a Material Definitive Agreement
     America Service Group Inc.’s (the “Company”) wholly owned subsidiary, Prison Health Services (“PHS”), is a party to a contract (the “Contract”) to provide statewide medical services to the Alabama Department of Corrections (the “ADOC”). The Contract commenced on November 3, 2003 and had an initial expiration date of October 31, 2006, with two, one-year options to renew held by the ADOC. Prior to October 31, 2006, PHS and the ADOC had been negotiating an amendment to the Contract that would, among other terms, extend the Contract through October 31, 2007 (the “Amendment”). The Amendment was agreed upon and executed by PHS and the ADOC, but on October 31, 2006 was still awaiting final signature by the Governor of Alabama, who in turn was awaiting final review by the State’s Legislative Contract Review Committee (the “SLCRC”). Accordingly, as allowed by Alabama law, the Commissioner of the ADOC, on October 31, 2006, declared an emergency affecting the health, safety and security of the state and issued an emergency contract to PHS on the same terms and conditions as set forth in the Amendment (the “Emergency Contract”).
     Due to the election of a new legislature in November 2006, the SLCRC has not been organized and does not have its next meeting scheduled at present, and therefore the Company does not know when the Amendment will be reviewed by the SLCRC. Although there is a general 60-day limitation upon the effectiveness of emergency contracts under Alabama Code Section 29-2-41.1, the Company believes that such limitation does not apply to the Emergency Contract because it affects the public health, safety and security of the state. Moreover, it is the Company’s understanding that the Governor of Alabama has signed the Amendment and, assuming this is the case, the Amendment will therefore become effective, as a matter of law, upon the earlier of (1) approval by the SLCRC or (2) 45 days after the submission of the Amendment to the SLCRC. Due to the status of the SLCRC, the Company believes that the Emergency Contract will remain in full force and effect until the earlier of (a) the effectiveness of the Amendment; (b) the expiration of the Emergency Contract in accordance with its terms; or (c) the termination of the Emergency Contract by PHS or the ADOC in compliance with its terms and conditions. The Company’s legal counsel has received correspondence from the Chief Legal Advisor to the Governor of Alabama indicating that he agrees with the Company’s position regarding the duration of the Emergency Contract.
     As previously disclosed, the Amendment provides for an annual base compensation in the amount of $56.2 million. It also provides that PHS shall have no financial responsibility for inmate health care services covered by the State of Alabama’s agreement with Blue Cross Blue Shield. The Amendment also limits PHS’ liability with respect to off site and specialty care services and certain medications.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC.

Date: January 8, 2007	By:	/s/ Michael W. Taylor

Michael W. Taylor
Senior Vice President and
Chief Financial Officer